Exhibit 99.1

[LOGO OF ProQuest]

Contacts:

Kevin Gregory	Mark Trinske
Senior Vice President, Chief Financial Officer	Vice President, Investor Relations
(734) 997-4925	(734) 997-4910
kevin.gregory@proquest.com	mark.trinske@proquest.com

PROQUEST REPORTS REVENUE GROWTH OF 10 PERCENT

AND EARNINGS PER SHARE OF $0.41 FOR THE THIRD QUARTER OF 2003

ANN ARBOR, Mich., October 21, 2003—ProQuest Company (NYSE: PQE), a leading publisher of information solutions and content for the library, classroom, automotive and powersports markets, today reported growth in revenue and earnings, and a significant increase in free cash flow for the third quarter ended September 27, 2003.

“We’ve been focused on ProQuest Company’s strategic priorities all year, which were to grow revenues, reduce costs, increase free cash flow, make strategic acquisitions, and bring new products to market,” said Alan Aldworth, president and chief executive officer of ProQuest Company. “Our execution during the third quarter was excellent,” Aldworth added.

Third Quarter 2003 Highlights

•	Revenues were $116.7 million, compared with $106.4 million in the third quarter of 2002.

•	EBIT was $22.3 million for the quarter, compared with 2002 third quarter EBIT of $21.9 million.
•	Net earnings for the quarter were $11.7 million, or $0.41 per fully diluted share, compared with pro forma net earnings of $11.1 million or $0.39 per fully diluted share one year ago. Pro forma net earnings for the third quarter of 2002 exclude a one-time charge of $5.1 million after tax, or $0.18 per share, related to the settlement of interest rate swaps during that quarter.

•	Free cash flow of $14.6 million was generated during the quarter, compared with $2.1 million generated in the third quarter of 2002, an improvement of $12.5 million. (The company defines free cash flow as operating cash flow less capital expenditures and software spending.)

•	Capital expenditures and software spending decreased 8 percent to $19.2 million, from $20.8 million in the third quarter of 2002.

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ProQuest Reports Q3 2003 Earnings, Page 2 of 13

•	Debt, net of cash during the quarter increased $12.9 million to $230.2 million. This was primarily the result of a debt increase for the SIRS acquisition offset by cash generated from operations during the quarter.

“ProQuest’s third quarter net earnings include charges of $0.9 million for severance expense, and $0.4 million in compensation expense for an executive incentive compensation plan based on our stock price,” said Kevin Gregory, senior vice president and chief financial officer of ProQuest Company. “Excluding these two items, ProQuest’s third quarter fully diluted earnings per share was $0.44,” Gregory added.

ProQuest Business Solutions

At Business Solutions, third quarter revenues increased 6 percent to $47.6 million, compared with $44.7 million in the third quarter of 2002. Third quarter 2003 EBIT was $14.6 million, an increase of 11 percent over EBIT of $13.2 million in the third quarter of 2002.

Product Line Detail

Business Solutions’ results in the third quarter were driven by sales of automotive parts and service products, which were up 4 percent to $31.5 million. The revenue growth was the result of increases in the installed base of dealers and pricing.

Sales of automotive dealer performance management products increased 16 percent to $9.1 million. Market demand for the company’s network development and standards products, which assist in compliance with the European Common Market’s block exemption regulations, contributed strongly to this increase.

Sales of Powersports’ electronic products grew 13 percent to $6.3 million. This increase was primarily the result of sales of the company’s new dealer management system for smaller powersports dealerships, as well as dealer upgrades from UNIX-based to Windows-based products.

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ProQuest Reports Q3 2003 Earnings, Page 3 of 13

Business Solutions Highlights

•	Extended through 2006 the exclusive contract the company has had with DaimlerChrysler A.G. since 1989. Under this agreement, ProQuest will now provide its new web-based solution to Mercedes-Benz dealers worldwide.

•	Signed Ford Europe to an extension of a contract to provide dealer performance management products on Business Solutions’ web-based NXC platform.

•	Signed new agreement with Toyota Europe to provide Business Solutions’ dealer performance management products.

•	Signed new multi-year agreement with Kia Motors America, Inc. to be their exclusive provider of automotive parts cataloging information for their more than 600 U.S. dealerships.

ProQuest Information and Learning

Information and Learning’s third quarter revenues increased 12 percent to $69.1 million, compared with $61.7 million one year ago. Third quarter EBIT of $11.4 million decreased 4 percent compared with $11.9 million in the third quarter of 2002. “Information and Learning’s EBIT declined slightly as a result of increased depreciation and amortization on past investments made in major new products like Historical Newspapers,” said Kevin Gregory. “Depreciation and amortization expense increased $3.8 million over the third quarter of 2002. Information and Learning’s EBIT excluding depreciation and amortization expense—or EBITDA—grew by 15 percent in the third quarter,” added Gregory.

Product Line Detail

Sales of classroom products increased 27 percent over the prior year’s third quarter to $5.4 million. “Growth in classroom products in the third quarter was driven by strong sales of our coursepack products,” said Kevin Gregory. “We expect our classroom products revenue growth for the year to be within a range of 50 to 60 percent,” he added.

Sales of Information and Learning’s published products grew 32 percent over the prior year to $24.0 million for the quarter. The revenue increase was driven by strong sales of our Digital Vault

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ProQuest Reports Q3 2003 Earnings, Page 4 of 13

Initiative products and Historical Newspapers products. During the quarter, we completed the acquisition of SIRS Publishing, Inc. Incremental revenue of $3.4 million from SIRS products was also a factor in the increase in published products sales. Excluding sales of SIRS products, growth in published products in the third quarter was 13 percent.

Sales of general reference products increased by 22 percent to $18.7 million as a result of incremental revenues from Bigchalk.

Sales of traditional products were $21.0 million, a 12 percent decline compared to the third quarter of 2002, as the soft library funding environment impacted sales of archival backfile microfilm and topical microfilm collections.

Information and Learning Highlights

•	Recaptured two of the nation’s top 10 business schools, the University of Chicago and Dartmouth College, as subscribers to ProQuest’s ABI / INFORM product.

•	Digitized early issues of the Los Angeles Times (1881-1922) and made them available in ProQuest Historical Newspapers products.

•	Added Australian newspaper content from leading publisher John Fairfax Holdings Limited to ProQuest online service, providing comprehensive access to these preferred news sources in that region.

Consolidated Year-to-Date 2003 Highlights

•	Revenues were up 8 percent to $343.7 million, compared with $318.1 million for the first nine months of 2002.

•	EBIT was $68.2 million for the first nine months of 2003, an increase of 4 percent over EBIT of $65.7 million in the same period of 2002.

•	Net earnings for the first nine months of 2003 increased 20 percent to $35.3 million, or $1.25 per fully diluted share, compared with pro forma net earnings of $29.5 million or $1.13 per fully diluted share one year ago. Pro forma net earnings for the first nine months of 2002

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ProQuest Reports Q3 2003 Earnings, Page 5 of 13

exclude a one-time charge of $5.1 million after tax, or $0.19 per share, related to the settlement of interest rate swaps during the third quarter of 2002.

•	Free cash flow of $3.9 million was generated in the first nine months of 2003, an improvement of $44.5 million over the same nine-month period in 2002.

2003 Outlook and Guidance

ProQuest expects library budget tightness to continue to impact sales of microfilm backfiles in the fourth quarter. Sales of electronic library products are expected to continue to show strong growth, and classroom products revenue growth is expected to be 50 to 60 percent for the full year. Therefore, the company expects full-year revenues and earnings per share to be at the low end of its guidance, which is consistent with current analyst estimates.

“We anticipate generating significant free cash flow in the fourth quarter, and are comfortable with our guidance of $35 to $40 million in free cash flow for the full year,” said Kevin Gregory.

Basis of Presentation

The financial results in this press release are presented in accordance with generally accepted accounting principles (GAAP), except for references to earnings before interest and taxes (EBIT), which excludes interest and income taxes; earnings before interest, taxes, depreciation and amortization (EBITDA), which excludes interest, income taxes, depreciation and amortization; debt, net of cash and cash equivalents (net debt); and free cash flow. Reconciliations of non-GAAP amounts to the company’s GAAP results are attached, and can also be found on the ProQuest Company website at www.proquestcompany.com.

EBIT and free cash flow are key metrics used by ProQuest Company to assess the performance of its business segments. Free cash flow also provides a measure of the company’s cash flows after all operational expenditures. EBITDA provides useful information about how ProQuest Company’s management assesses the company’s ability to fund working capital items and capital expenditures as well as service its debt. The company’s ability to fund working capital items, fund capital expenditures and service debt in the future, however, may be affected by other operating or legal requirements.

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ProQuest Reports Q3 2003 Earnings, Page 6 of 13

EBITDA is also a component of ProQuest’s debt covenants under both its senior notes and revolving credit facility. Debt, net of cash and cash equivalents, provides a source of consistent measurement from period to period of the company’s outstanding debt commitments, net of any cash on hand that may be utilized to pay down the debt balance.

Conference Call

To participate in a conference call and question and answer session regarding the third quarter with ProQuest’s senior management, call 888-688-0384 (International 706-679-7706), using the password ProQuest Company, at 5:00 p.m. (ET) on Tuesday, October 21, 2003. For your convenience, the call will be taped and archived until October 31, 2003 and can be accessed by calling 706-645-9291, and entering ID#2499319. This conference call may also be accessed over the Internet at www.proquestcompany.com or www.streetevents.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at the StreetEvents website.

About ProQuest Company

ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of value-added information and content for the library, classroom, automotive and powersports markets. We provide products and services to our customers through two business segments: Information & Learning and Business Solutions. Through our Information & Learning segment, which primarily serves the library and classroom markets, we aggregate and publish value-added content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. It also provides dealers in the powersports (motorcycle, marine, RV and outdoor power) markets with management systems that enable them to manage their inventory, customer service and other aspects of their businesses.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, among other things, the company’s ability to successfully integrate acquisitions and reduce costs, global economic conditions, product demand, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

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ProQuest Report Q3 2003 Earnings, Page 7 of 13

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF OPERATIONS

(In Millions, Except Per Share Data)

	Third Quarter Ended
			Pro Forma (2)
	Sept. 2003	% of Sales	Sept. 2002	% of Sales
Net sales	$116.7	100%	$106.4	100%
Cost of sales	(57.4)	(49%)	(52.1)	(49%)

Gross profit	59.3	51%	54.3	51%
R&D expense	(4.3)	(4%)	(4.4)	(4%)
SG&A expense (1)	(29.0)	(25%)	(24.8)	(23%)
Corporate expense (1)	(3.7)	(3%)	(3.2)	(3%)

Earnings from operations before interest and income taxes	22.3	19%	21.9	21%
Net interest expense:
Interest income	0.6	1%	1.0	1%
Interest expense	(4.7)	(4%)	(5.0)	(5%)

Net interest expense	(4.1)	(3%)	(4.0)	(4%)

Earnings before income taxes	18.2	16%	17.9	17%
Income tax expense	(6.5)	(6%)	(6.8)	(6%)

Net earnings (2)	$11.7	10%	$11.1	11%

Shares (Basic)	28.315		27.993
Shares (Diluted)	28.625		28.343
EPS (Basic) (2)	0.41		0.40
EPS (Diluted) (2)	0.41		0.39

(1)	Amount includes severance charges (SG&A) as well as a charge related to an incentive compensation plan (Corporate) that is based on our stock price, as detailed below:

	Third Quarter Ended
	2003
		Net of Tax	Diluted EPS
Severance charges	$0.9	$0.6	$0.02
Incentive compensation	0.4	0.2	0.01

Total	$1.3	$0.8	$0.03

Earnings per share excluding these charges is $0.44.

(2)	Amounts have been adjusted to exclude settlement of interest rate swaps and the write-off of remaining fees on our previous revolving credit facility in the third quarter of 2002. The impact of this is displayed below:

	Third Quarter Ended
	2002
		Diluted EPS
Net earnings	$6.0	$0.21
Add back: settlement of interest rate swaps	5.1	0.18

Pro Forma net earnings	$11.1	$0.39

ProQuest Reports Q3 2003 Earnings, Page 8 of 13

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF OPERATIONS

(In Millions, Except Per Share Data)

	Year to Date
			Pro Forma (2)
	Sept. 2003	% of Sales	Sept. 2002	% of Sales
Net sales	$343.7	100%	$318.1	100%
Cost of sales	(171.3)	(50%)	(151.5)	(48%)

Gross profit	172.4	50%	166.6	52%
R&D expense	(13.3)	(4%)	(14.9)	(5%)
SG&A expense (1)	(80.6)	(23%)	(76.8)	(24%)
Corporate expense (1)	(10.3)	(3%)	(9.2)	(3%)

Earnings from operations before interest and income taxes	68.2	20%	65.7	20%
Net interest expense:
Interest income	1.1	—	2.1	1%
Interest expense	(14.3)	(4%)	(20.2)	(6%)

Net interest expense	(13.2)	(4%)	(18.1)	(5%)

Earnings before income taxes	55.0	16%	47.6	15%
Income tax expense	(19.7)	(6%)	(18.1)	(6%)

Net earnings (2)	$35.3	10%	$29.5	9%

Shares (Basic)	28.128		25.581
Shares (Diluted)	28.306		26.056
EPS (Basic) (2)	1.25		1.15
EPS (Diluted) (2)	1.25		1.13

(1)	Amount includes severance charges (SG&A) as well as a charge related to an incentive compensation plan (Corporate) that is based on our stock price, as detailed below:

	Year to Date
	2003
		Net of Tax	Diluted EPS
Severance charges	$0.9	$0.6	$0.02
Incentive compensation	0.8	0.5	0.02

Total	$1.7	$1.1	$0.04

Earnings per share excluding these charges is $1.29.

(2)	Amounts have been adjusted to exclude settlement of interest rate swaps and the write-off of remaining fees on our previous revolving credit facility in the third quarter of 2002. The impact of this is displayed below:

	Year to Date
	2002
		Diluted EPS
Net earnings	$24.4	$0.94
Add back: settlement of interest rate swaps	5.1	0.19

Pro Forma net earnings	$29.5	$1.13

ProQuest Reports Q3 2003 Earnings, Page 9 of 13

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF OPERATIONS

(In Millions)

	Third Quarter Ended
	September 2003	September 2002	% Inc./ (Dec.)
Net sales
ProQuest Information and Learning	$69.1	$61.7	12%
ProQuest Business Solutions	47.6	44.7	6%

Total Net Sales	$116.7	$106.4	10%

EBIT (1), (3)
ProQuest Information and Learning	$11.4	$11.9	(4%)
ProQuest Business Solutions	14.6	13.2	11%
Corporate / Other	(3.7)	(3.2)	(16%)

Total EBIT	$22.3	$21.9	2%

EBITDA (2), (3)
ProQuest Information and Learning	$25.7	$22.4	15%
ProQuest Business Solutions	16.1	14.1	14%
Corporate / Other	(3.6)	(3.2)	(13%)

Total EBITDA	$38.2	$33.3	15%

Other Data
Capital expenditures & software spending	$19.2	$20.8	(8%)

(1)	EBIT is defined as earnings from operations before interest and income taxes.
(2)	EBITDA is defined as EBIT plus depreciation and amortization.
(3)	See “Reconciliation of Non-GAAP Measures”.

ProQuest Reports Q3 2003 Earnings, Page 9 of 13

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF OPERATIONS

(In Millions)

	Year to Date
	September 2003	September 2002	% Inc./ (Dec.)
Net sales
ProQuest Information and Learning	$203.8	$186.9	9%
ProQuest Business Solutions	139.9	131.2	7%

Total Net Sales	$343.7	$318.1	8%

EBIT (1), (3)
ProQuest Information and Learning	$37.6	$37.8	(1%)
ProQuest Business Solutions	40.9	37.1	10%
Corporate / Other	(10.3)	(9.2)	(12%)

Total EBIT	$68.2	$65.7	4%

EBITDA (2), (3)
ProQuest Information and Learning	$78.5	$69.2	13%
ProQuest Business Solutions	45.2	40.7	11%
Corporate / Other	(10.2)	(9.1)	(12%)

Total EBITDA	$113.5	$100.8	13%

Other Data
Capital expenditures & software spending	$53.6	$62.2	(14%)
Debt, net of cash (3)	$230.2	$208.4	10%

(1)	EBIT is defined as earnings from operations before interest and income taxes.
(2)	EBITDA is defined as EBIT plus depreciation and amortization.
(3)	See “Reconciliation of Non-GAAP Measures”.

ProQuest Reports Q3 2003 Earnings, Page 11 of 13

PROQUEST COMPANY AND SUBSIDIARIES

CONDENSED BALANCE SHEETS

(In Thousands)

ASSETS

	September 27, 2003	December 28, 2002	September 28, 2002
Cash and cash equivalents	$3,855	$1,782	$1,110
Accounts receivable, net	127,055	103,517	111,313
Inventory, net	5,551	4,909	4,127
Other current assets	39,479	25,475	43,832

Total current assets	175,940	135,683	160,382
Net property, plant, equipment and product masters	179,662	173,230	165,917
Long-term receivables	4,509	4,635	2,730
Goodwill	300,905	247,354	243,209
Intangibles, net	7,627	692	—
Other assets	81,678	69,923	102,489

Total assets	$750,321	$631,517	$674,727

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$—	$62	$19
Current maturities of long-term debt	—	—	138
Accounts payable	48,664	38,055	39,728
Accrued expenses	39,202	28,090	45,004
Current portion of monetized future billings	24,950	26,738	27,223
Deferred income	123,978	109,865	105,290

Total current liabilities	236,794	202,810	217,402
Long-term debt, less current maturities	234,050	187,000	209,361
Monetized future billings	47,848	51,071	51,711
Other liabilities	58,517	60,880	86,134

Total long-term liabilities	340,415	298,951	347,206
Total shareholders’ equity	173,112	129,756	110,119

Total liabilities and shareholders’ equity	$750,321	$631,517	$674,727

ProQuest Reports Q3 2003 Earnings, Page 12 of 13

PROQUEST COMPANY AND SUBSIDIARIES

CASH FLOW SCHEDULE

(In Thousands)

	Third Quarter Ended		Year to Date
	September 27, 2003	September 28, 2002	September 27, 2003	September 28, 2002
Operating activities:
Earnings from continuing operations	$11,746	$5,962	$35,269	$24,391
Adjustments to reconcile earnings to net cash provided by operating activities:
Depreciation and amortization	15,875	11,408	45,284	35,057
Deferred income taxes	5,561	2,400	20,724	5,540
Interest expense due to swap settlement	—	7,414	—	7,414
Changes in operating assets and liabilities:
Accounts receivable, net	(46,323)	(36,771)	(21,205)	(24,229)
Inventory, net	257	278	(173)	352
Other current assets	(2,893)	(5,155)	(4,871)	(10,155)
Long-term receivables	266	517	126	(1,280)
Other assets	(1,534)	(4,411)	(1,768)	406
Accounts payable	11,905	4,125	4,119	(1,507)
Accrued expenses	8,638	6,420	(6,170)	(600)
Deferred income	31,582	24,961	(8,828)	(12,578)
Other long-term liabilities	(957)	274	(3,192)	(1,659)
Other, net	(289)	5,505	(1,864)	460

Net cash provided by operating activities	33,834	22,927	57,451	21,612
Investing activities:
Expenditures for property, plant, equipment, product masters,
and software	(19,254)	(20,806)	(53,558)	(62,255)
Acquisitions, net of cash acquired	(26,824)	(2,134)	(50,628)	(4,751)
Costs associated with sales of discontinued operations	(342)	(3,000)	(2,050)	(15,611)

Net cash used in investing activities	(46,420)	(25,940)	(106,236)	(82,617)
Financing activities:
Net increase (decrease) in short-term debt	8	(57)	(79)	(827)
Proceeds from long-term debt	160,150	252,720	445,550	363,470
Repayment of long-term debt	(144,100)	(243,454)	(398,500)	(407,045)
Cash paid for settlement of interest rate swap contracts	—	(9,765)	—	(9,765)
Monetized future billings	(1,527)	(2,093)	(5,011)	(9,947)
Repurchases of common stock	—	—	(1,328)	—
Proceeds from issuance of common stock,net	—	—	—	123,295
Proceeds from exercise of stock options, net	1,198	253	9,576	4,583

Net cash provided by (used in) financing activities	15,729	(2,396)	50,208	63,764
Effect of exchange rate changes on cash	(16)	(2,467)	650	(2,144)

Increase (decrease) in cash and cash equivalents	3,127	(7,876)	2,073	615
Cash and cash equivalents, beginning of period	728	8,986	1,782	495

Cash and cash equivalents, end of period	$3,855	$1,110	$3,855	$1,110

Note: Certain reclassifications to the 2002 cash flow statement have been made to conform to the 2003 presentation.

ProQuest Report Q3 2003 Earnings, Page 13 of 13

RECONCILIATION OF NON-GAAP MEASURES

(In Millions)

Reconciliations of non-GAAP measures to GAAP measures:

EBITDA & EBIT

	Third Quarter Ended September 2003				Third Quarter Ended September 2002
	PQIL	PQBS	Corp./Other	Total	PQIL	PQBS	Corp./Other	Total
EBITDA	$25.7	$16.1	$(3.6)	$38.2	$22.4	$14.1	$(3.2)	$33.3
Less: Depreciation & amortization	(14.3)	(1.5)	(0.1)	(15.9)	(10.5)	(0.9)	—	(11.4)

EBIT	$11.4	$14.6	$(3.7)	$22.3	$11.9	$13.2	$(3.2)	$21.9

Less: Net interest expense				(4.1)				(4.0)
Income tax expense				(6.5)				(6.8)
Settlement of interest rate swaps (net of tax)				—				(5.1)

Net earnings				$11.7				$6.0

	Year to Date September 2003				Year to Date September 2002
	PQIL	PQBS	Corp./Other	Total	PQIL	PQBS	Corp./Other	Total
EBITDA	$78.5	$45.2	$(10.2)	$113.5	$69.2	$40.7	$(9.1)	$100.8
Less: Depreciation & amortization	(40.9)	(4.3)	(0.1)	(45.3)	(31.4)	(3.6)	(0.1)	(35.1)

EBIT	$37.6	$40.9	$(10.3)	$68.2	$37.8	$37.1	$(9.2)	$65.7

Less: Net interest expense				(13.2)				(18.1)
Income tax expense				(19.7)				(18.1)
Settlement of interest rate swaps (net of tax)				—				(5.1)

Net earnings				$35.3				$24.4

Debt, net of cash and cash equivalents

	September 2003	June 2003	December 2002	September 2002
Long-term debt, less current maturities	$234.1	$218.0	$187.0	$209.4
Current maturities of long-term debt	—	—	—	0.1
Notes payable	—	—	0.1	—
Less: Cash and cash equivalents	(3.9)	(0.7)	(1.8)	(1.1)

Net debt	$230.2	$217.3	$185.3	$208.4

Free cash flow

	Third Quarter Ended		Year to Date
	September 2003	September 2002	September 2003	September 2002
Net cash (used in) provided by operating activities	$33.8	$22.9	$57.5	$21.6
Expenditures for property, plant, equipment, product masters, and software	(19.2)	(20.8)	(53.6)	(62.2)

Free cash flow	$14.6	$2.1	$3.9	$(40.6)

Adjusted for charges

	Third Quarter Ended September 2003
	EBIT	Net earnings	Diluted EPS
As reported	$22.3	$11.7	$0.41
Add back:
Severance charges	0.9	0.6	0.02
Incentive compensation	0.4	0.2	0.01

Amount excluding charges	$23.6	$12.5	$0.44